EXHIBIT 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into as of January 24, 2008 by and between Sunovia Energy Technologies, Inc., a Nevada corporation (“SETI”), and EPIR Technologies, Inc., an Illinois corporation (“EPIR”).

WHEREAS, the parties have entered into that certain Amended and Restated Research, Development and Supply Agreement, the effectiveness of which is contingent upon the parties executing this Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, SETI desires to offer, issue and sell to EPIR (the “Offering”) 37,803,852 shares of SETI’s common stock (“SETI Shares”), par value $0.001 per share (the “SETI Common Stock”) (which in no event shall exceed 10% of the SETI Common Stock then issued and outstanding), and EPIR desires to purchase from SETI the SETI Common Stock, payment in the form of two hundred two thousand two hundred (202,200) shares of EPIR’s common stock (“EPIR Shares”), par value [$0.001] per share (the “EPIR Common Stock”) (which in no event shall exceed 10% of the EPIR Common Stock then issued and outstanding).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, SETI and EPIR agree as follows:

A.	Purchase and Sale

(1)            Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below) SETI shall issue and sell to EPIR, and EPIR shall purchase from SETI, the SETI Shares set forth on the EPIR signature page to this Agreement.  The Closing shall take place at the offices of SETI on the Closing Date or at such other time as the parties may agree (the “Closing”).  “Closing Date” means the business day on which all of the conditions set forth in Sections F.1 and F.2 hereof are satisfied or waived, or such other date as the parties may agree.

(2)           At the Closing, EPIR shall deliver or cause to be delivered to SETI the aggregate purchase price for the SETI Shares, in the form of the number of EPIR Shares set forth on the EPIR signature page to this Agreement.

(3)           At the Closing, SETI shall issue to EPIR stock certificates representing the shares of SETI Common Stock purchased at the Closing under this Agreement.  The obligations of SETI described in the foregoing sentence shall be a condition precedent to EPIR’s obligation to complete the purchase of the SETI Shares as contemplated by this Agreement.

(4)           At the Closing, EPIR shall, subject to Section A.3, issue to SETI stock certificates representing the shares of EPIR Common Stock issued at the Closing under this Agreement.

(5)           Each party acknowledges and agrees that the purchase of shares pursuant to the Offering is subject to all the terms and conditions set forth in this Agreement.

B.	Representations and Warranties of EPIR

EPIR hereby represents and warrants to SETI as of the date hereof and as of the Closing Date, and agrees with SETI as follows:

(1)  Own Account.  EPIR understands that, except as provided in Section D hereof, the SETI Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the securities as principal for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such securities.  At the time EPIR was offered the securities, it was, and at the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  By making these representations herein, EPIR is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the SETI Shares at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(2)  Legends.  EPIR acknowledges that the certificates representing the SETI Shares shall bear any legend required by the securities laws of any state and be stamped or otherwise imprinted with a legend substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel, and in a form, reasonably satisfactory to this corporation, is available.

At such time and to the extent a legend is no longer required for the SETI Shares, SETI will use its reasonable best efforts to, no later than three (3) trading days following the delivery by EPIR to SETI or SETI’s transfer agent of a legended certificate representing such SETI Shares (i) deliver or cause to be delivered a certificate representing such Shares that is free from the foregoing legend or (ii) issue such Shares to EPIR by electronic delivery at the applicable balance account at the depository trust of EPIR’s choice.

(3)  Organization and Qualification.  EPIR is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  EPIR is not in violation or default of any of the provisions of its respective certificate or articles of incorporation or bylaws.  EPIR is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of the Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of EPIR, or (iii) a material adverse effect on EPIR’s ability to perform in any material respect on a timely basis its obligations under the Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(4)  Authorization; Enforcement.  EPIR has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations thereunder.  The execution and delivery of this Agreement by EPIR and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of EPIR.

(5)  No Conflicts.  The execution, delivery and performance of the Agreement by EPIR and the consummation by EPIR of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of EPIR’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of EPIR, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument  or other understanding that would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on EPIR, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which EPIR is subject (including federal and state securities laws and regulations) that would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on EPIR.

(6)  Further Issuances.  EPIR acknowledges that SETI will have the authority to issue shares of SETI Common Stock, in excess of those being issued in connection with the Offering, and that SETI may issue additional shares of Common Stock from time to time.  The issuance of additional shares of Common Stock may cause dilution of the existing shares of SETI Common Stock and a decrease in the market price of such existing shares.

(7)  Filings, Consents and Approvals.  EPIR is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by EPIR of the Agreement.

(8)  Issuance of the Securities.  The EPIR Shares are duly authorized and, when issued in accordance with the Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by EPIR other than restrictions on transfer provided for in the Agreement.

(9)  Capitalization.  The authorized capital stock of EPIR consists of three million (3,000,000) shares of Common Stock, par value $0.001 per share.  As of January 24, 2008, there were 2,022,000 shares of Common Stock and no shares of preferred stock issued and outstanding.  As of January 24, 2008, EPIR had reserved (i) 500,000 shares of Common Stock for issuance to employees, directors and consultants pursuant to the EPIR’s Stock Incentive Plan for Employees, of which 75,000 shares of Common Stock are subject to outstanding, unexercised options as of such date, and (ii) -0- shares of Common Stock for issuance pursuant to other outstanding options and warrants to purchase Common Stock.  Other than as contemplated in this Agreement, (a) there are no other options, warrants, calls, rights, commitments or agreements of any character to which the EPIR is a party or by which either EPIR is bound or obligating EPIR to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of EPIR or obligating EPIR to grant, extend or enter into any such option, warrant, call, right, commitment or agreement and (b) the issuance and sale of the EPIR Shares contemplated hereby will not give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any person.

(10)  Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of EPIR, threatened against or affecting EPIR or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority, which, if adversely determined, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on EPIR.

(11)  Title to Assets.  EPIR has good and marketable title in fee simple to all real property owned by them that is material to the business of EPIR and good and marketable title in all personal property owned by them that is material to the business of EPIR and the subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by EPIR and the subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by EPIR and the subsidiaries are held by them under valid, subsisting and enforceable leases of which EPIR and the subsidiaries are in compliance in all material respects.

(12)  Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the SETI Shares to be sold to EPIR hereunder will be, or will have been, fully paid or provided for by SETI, and all laws imposing such taxes will be or will have been complied with.

(13)  Investment Company.  EPIR is not an “investment company” within the meaning of such term under the Investment Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

C.	Representations and Warranties of SETI

Except as set forth in the SEC Reports (defined below), SETI hereby makes the following representations and warranties to EPIR:

(1)  Own Account.  SETI understands that the EPIR Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the securities as principal for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such securities.  At the time SETI was offered the securities, it was, and at the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  By making these representations herein, SETI is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(2)  Legends.  SETI acknowledges that the certificates representing the EPIR Shares shall bear any legend required by the securities laws of any state and be stamped or otherwise imprinted with a legend substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel, and in a form, reasonably satisfactory to this corporation, is available.

(3)  Organization and Qualification.  SETI is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  SETI is not in violation or default of any of the provisions of its respective certificate or articles of incorporation or bylaws.  SETI is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of the Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of SETI, or (iii) a material adverse effect on SETI’s ability to perform in any material respect on a timely basis its obligations under the Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(4)  Authorization; Enforcement.  SETI has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations thereunder.  The execution and delivery of this Agreement by SETI and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of SETI.

(5)  No Conflicts.  The execution, delivery and performance of the Agreement by SETI and the consummation by SETI of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of SETI’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of SETI, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument  or other understanding that would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on SETI, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which SETI is subject (including federal and state securities laws and regulations) that would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on SETI.

(6)  Further Issuances.  SETI acknowledges that EPIR will have the authority to issue shares of EPIR Common Stock, in excess of those being issued in connection with the Offering, and that EPIR may issue additional shares of Common Stock from time to time.  The issuance of additional shares of Common Stock may cause dilution of the existing shares of EPIR Common Stock and a decrease in the market price of such existing shares.

(7)  Filings, Consents and Approvals.  SETI is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by SETI of the Agreement, except such post-Closing filings as may be required to be made with the SEC, and with any state or foreign blue sky or securities regulatory authority, or as would not be reasonably likely to have a Material Adverse Effect on SETI.  SETI is not in violation of the listing requirements of the OTCBB in any material respect and has no knowledge of any facts that would reasonably lead to delisting or suspension of the SETI Common Stock in the foreseeable future.  SETI has secured the listing of the SETI Shares on each over-the-counter market upon which shares of Common Stock are currently listed (subject to official notice of issuance).

(8)  Issuance of the Securities.  The SETI Shares are duly authorized and, when issued in accordance with the Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by SETI other than restrictions on transfer provided for in the Agreement.

(9)  Capitalization.  The authorized capital stock of SETI consists of 296,257,941 shares of Common Stock, par value [$0.001] per share.  As of January 24, 2008, there were 296,257,941 shares of Common Stock and no shares of preferred stock issued and outstanding.  As of January 24, 2008, SETI had reserved (i) 31,448,075 shares of Common Stock for issuance to employees, directors and consultants pursuant to SETI’s various arrangements with such employees, directos and consultants, and (ii) no shares of Common Stock for issuance pursuant to other outstanding options and warrants to purchase Common Stock.  Other than as contemplated in this Agreement, (a) there are no other options, warrants, calls, rights, commitments or agreements of any character to which SETI is a party or by which either SETI is bound or obligating SETI to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of SETI or obligating SETI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement and (b) the issuance and sale of SETI Shares contemplated hereby will not give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any person, except for (I) 50,332,500 shares of common stock that the Company has sold but has yet to issue under a private placement dated December 17, 2008 and (II) up to 500 million shares of common stock that may be issued in connection with SETI’s stock incentive plan as discussed between SETI and EPIR.

(10)  Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of SETI, threatened against or affecting SETI or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority, which, if adversely determined, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on SETI.  Neither SETI nor any subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by SETI or any subsidiary under the Exchange Act or the Securities Act.

(11)  Title to Assets.  SETI has good and marketable title in fee simple to all real property owned by them that is material to the business of SETI and good and marketable title in all personal property owned by them that is material to the business of SETI and the subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by SETI and the subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by SETI and the subsidiaries are held by them under valid, subsisting and enforceable leases of which SETI and the subsidiaries are in compliance in all material respects.

(12)  Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the SETI Shares to be sold to EPIR hereunder will be, or will have been, fully paid or provided for by SETI, and all laws imposing such taxes will be or will have been complied with.

(13)  Investment Company.  SETI is not an “investment company” within the meaning of such term under the Investment Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(14)  Accuracy of Reports.  All reports required to be filed by SETI during the two years preceding the date hereof (the “SEC Reports”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been timely filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent any such SEC Report has been updated or superseded prior to the date of this Agreement by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Report is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof).  As of their respective dates, the financial statements of SETI included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect as of the time of filing.

(15)  Absence of Certain Changes.  Since the date of SETI’s financial statements in the latest of the SEC Reports, (i) there has not occurred any undisclosed event that individually or in the aggregate has caused a Material Adverse Effect or any occurrence, circumstance or combination thereof that reasonably would be likely to result in a Material Adverse Effect, (ii) SETI has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities that would not be required to be reflected in SETI's financial statements pursuant to GAAP or that would not be required to be disclosed in filings made with the Commission, (iii) SETI has not (A) declared or paid any dividends, (B) amended or changed the Certificate of Incorporation or Bylaws of SETI or its subsidiaries, or (C) altered its method of accounting or the identity of its auditors and (iv) SETI has not made a material change in officer compensation except in the ordinary course of business consistent with past practice.

(16)  Transactions with Affiliates.  Except as set forth in the SEC Reports, none of the officers or directors of SETI has entered into any transaction with SETI that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(17)  Intellectual Property Rights and Licenses.  SETI owns or possesses adequate rights to use, any and all information, know-how, trade secrets, inventions, patents, copyrights, trademarks, service marks, trade names, service names, domain names, software, formulae, methods, processes, works of authorship, mask works, data and databases, and other proprietary rights and intellectual property of any kind throughout the world (collectively, "Intellectual Property") that are of a such nature and significance to the business that the failure to own or have the right to use such items individually or in the aggregate would have a Material Adverse Effect.  To SETI’s knowledge, neither the use of SETI's Intellectual Property, nor the operation of SETI’s businesses, nor SETI's products or services, is infringing, misappropriating or conflicting with, or has infringed, misappropriated or conflicted with any Intellectual Property of others, and SETI has received no notice or claim of any of the foregoing.  To SETI's knowledge, no third party is infringing, misappropriating or conflicting with material Intellectual Property of SETI.  All payments have been duly made by SETI that are necessary to maintain its rights in material Intellectual Property in force.  No claims have been made, and to SETI’s knowledge, no claims are threatened, that challenge the validity or scope of any material Intellectual Property of SETI.  SETI and each of its subsidiaries have taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intellectual Property of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and SETI and each of its subsidiaries are not or have not been in material breach of any such license or other permission.

(18)  No Integrated Offering.  Neither SETI, nor, to its knowledge, any of its affiliates or other person acting on SETI’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the SETI Shares to be integrated with prior offerings by SETI for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the registration requirements of Section 5 of the Securities Act.

(19)  No General Solicitation.  Neither SETI nor, to its knowledge, any person acting on behalf of SETI, has offered or sold any of the SETI Shares by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act.  To the knowledge of SETI, no person acting on its behalf has offered the SETI Shares for sale other than to EPIR and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(20)  No Registration.  Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, EPIR in Section B hereof, no registration of the SETI Shares under the Securities Act is required in connection with the offer and sale of the SETO Shares by SETI to EPIR.

(21)  Disclosure.  To SETI’s knowledge, no material event or circumstance has occurred or information exists with respect to SETI or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by SETI but which has not been so publicly announced or disclosed.

(22)  Sarbanes-Oxley Act of 2002.  SETI is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(23)  Certain Fees.  Other than fees payable to a placement agent, no brokers’, finders’ or financial advisory fees or commissions will be payable by SETI with respect to the transactions contemplated by this Agreement.

(24)  Material Agreements.  All material agreements to which SETI is a party or to which its property or assets are subject that are required to be filed as exhibits to the SEC Reports under Item 601 of Regulation S-K are included as part of, or specifically identified in, the SEC Reports.  SETI has not received any notice of default by SETI, and, to SETI’s knowledge, SETI is not in default under, any such material agreement now in effect, the result of which would individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

D.	Registration Rights

(1)  Certain Definitions.  For purposes of this Section D, the following terms shall have the meanings ascribed to them below.

(a)  “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the Offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(b)  “Registerable Securities” shall mean any SETI Shares issued or issuable pursuant to the Offering Documents together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing.

(c)  “Registration Statement” means the registration statement required to be filed under this Section D, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(2)  Indemnification.

(a)  Indemnification by the SETI.  SETI agrees to indemnify and hold harmless EPIR, the partners, members, officers and directors of EPIR and each person who controls EPIR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement for EPIR’s common stock or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by SETI to fulfill any undertaking included in such Registration Statement and SETI will, as incurred, reimburse EPIR and each of its partner, member, officer, director or controlling person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that SETI shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Losses”) arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon written information furnished to SETI by or on behalf of EPIR or each of its partner, member, officer, director or controlling person specifically for use in preparation of the Registration Statement or any breach of this Agreement by EPIR.

(b)  Indemnification by EPIR.  EPIR, severally and not jointly, agrees to indemnify and hold harmless SETI (and each person, if any, who controls SETI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of SETI who signs the Registration Statement and each director of the SETI), from and against any losses, claims, damages or liabilities to which SETI (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by EPIR or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of EPIR specifically for use in preparation of the Registration Statement, and EPIR will reimburse SETI (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Paragraph 5(b) be greater in amount than the dollar amount of the proceeds (net of (i) the purchase price of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation and (ii) the amount of any damages EPIR has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by EPIR upon the sale of such Registrable Securities.

(c)  Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to participate therein, and to the extent that it shall wish, assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof.  After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, such Indemnifying Party shall not be liable to such Indemnifying Party for any legal expenses subsequently incurred by Indemnified Party in connection with the defense thereof.  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties.   If there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and such Indemnifying Party or any affiliate or associate thereof, the Indemnified Party shall be entitled to retain its own counsel at the expense of such Indemnifying Party; provided, further, that no Indemnifying Party be responsible for the fees and expense of more than one separate counsel for all Indemnified Parties. The Indemnifying Party shall not settle an action without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.  All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)  Contribution.  If a claim for indemnification under Paragraph (5)(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Paragraph (5)(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Paragraph 5(d) was available to such party in accordance with its terms.

(3)  Piggy-Back Registrations.  If at any time that SETI shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then SETI shall send to EPIR written notice of such determination and if, within fifteen (15) days after receipt of such notice, EPIR shall so request in writing, SETI shall include in such registration statement all or any part of such Registrable Securities t EPIR requests to be registered.

(9)           Rule 144.  Until such time as the Registrable Securities are eligible for resale pursuant to Rule 144(k) under the Securities Act, SETI agrees with each holder of Registrable Securities to:

(a)           comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the SETI;

(b)           to file with the SEC in a timely manner all reports and other documents required of SETI under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(c)           furnish to any holder of Registrable Securities upon request (i) a written statement by SETI as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of SETI, and (iii) such other reports and documents of SETI as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

E.	Covenants of SETI

(1)  SETI, on or before the Closing Date, shall take such action as SETI shall reasonably determine is necessary in order to obtain an exemption for or to qualify the SETI Shares for sale to EPIR at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification).  SETI shall make all filings and reports relating to the offer and sale of the SETI Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(2)  Other than pursuant to the Registration Statement, prior to the date that the SETI shares are eligible for sale under 144, SETI may not file any registration statement (other than on Form S-8) with the SEC with respect to any securities of SETI.

(3)  SETI will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the SETI Shares in a manner that would require the registration of the SETI Shares under the Securities Act.

(4)  As long as EPIR owns the SETI Shares, SETI covenants (i) to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by SETI after the date hereof pursuant to the Exchange Act (ii) maintain compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder, except where noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.  During the Effectiveness Period, as long as EPIR owns SETI Shares, if SETI is not required to file reports pursuant to such laws, it will prepare and furnish to EPIR and make publicly available in accordance with Rule 144(c) such information as is required for EPIR to sell the SETI Shares under Rule 144. SETI further covenants that it will take such further action during the Effectiveness Period as EPIR may reasonably request, all to the extent required from time to time to enable EPIR to sell the SETI Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

F.	Conditions to Closing; Termination

(1)           Conditions Precedent to the Obligations of EPIR to Purchase Securities.  The obligation of EPIR to acquire SETI Shares at the Closing is subject to the satisfaction or waiver by EPIR, at or before the Closing, of each of the following conditions:

(a)           The representations and warranties of SETI contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as though made on and as of the Closing Date;

(b)           SETI shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;

(d)           Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)           Trading in the Common Stock shall not have been suspended by the SEC or OTCBB (except for any suspensions of trading of limited duration agreed to by SETI) at any time since the date of execution of this Agreement, and the SETI Common Stock shall have been at all times since such date listed for trading on OTCBB;

(f)           SETI shall have delivered the items required to be delivered by SETI in accordance with Section A.4;

(g)           This Agreement shall not have been terminated as to EPIR in accordance with Section F.3.

(2)           Conditions Precedent to the Obligations of SETI to sell SETI Shares.  The obligation of SETI to sell SETI Shares at the Closing is subject to the satisfaction or waiver by SETI, at or before the Closing, of each of the following conditions:

(a)           The representations and warranties of EPIR contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           EPIR shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by EPIR at or prior to the Closing;

(c)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;

(d)           Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)           EPIR shall have delivered its Investment Amount in accordance with Section A.2;

(f)           This Agreement shall not have been terminated as to SETI in accordance with Section F.3.

(3)           This Agreement may be terminated prior to Closing:

(a)           by written agreement of EPIR and SETI; and

(b)           by SETI or EPIR upon written notice to the other, if the Closing shall not have taken place on or before January 24, 2008; provided, that the right to terminate this Agreement under this Section F.3 shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section F.3, SETI and EPIR shall not have any further obligation or liability (including as arising from such termination) to the other.

G.	Miscellaneous

(1)  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(2)  All notices hereunder shall be delivered by facsimile, and by overnight delivery (with signature required) with a reputable overnight delivery service, to the following address of the respective parties:

(i)  if to SETI, to it at:

Sunovia Energy Technologies Inc.
6408 Parkland Drive, Suite 104
Sarasota, FL 34243
Fax: 941 751 3583
Phone: 941 751 6800
or such other address as it shall have specified to EPIR in writing.

if to EPIR, to it at:

EPIR Technologies, Inc.
590 Territorial Drive, Unit B
Bolingbrook, IL 60440
Fax: 630 771 0204
Phone: 630 771 0203
or such other address as it shall have specified to SETI in writing.

(3)  Failure of either party to exercise any right or remedy under this Agreement or any other agreement between SETI and EPIR, or otherwise, or delay by either party in exercising such right or remedy, will not operate as a waiver thereof.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(4)  This Agreement shall be construed according to the laws of the State of Illinois, other than such laws, rules, regulations and case law which would result in the application of the laws of a jurisdiction other than the State of Illinois.

(5)  If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(6)  The parties understand and agree that, unless provided otherwise herein, money damages would not be a sufficient remedy for any breach of the Agreement by SETI or EPIR and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach.  Such remedies shall not, unless provided otherwise herein, be deemed to be the exclusive remedies for a breach by either party of the Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(7)  This Agreement, together with the agreements and documents executed and delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

(8)  This Agreement may be signed in two or more counterparts, each of which will be deemed an original but all of which will constitute the same instrument.

(9)  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(10)  This Agreement and the other Offering Documents (including any schedules and exhibits hereto and thereto) supersede all other prior oral or written agreements between EPIR, SETI, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and other Offering Documents (including any schedules and exhibits hereto and thereto) and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither SETI nor EPIR makes any representation, warranty, covenant or undertaking with respect to such matters.

(11)  No provision of this Agreement may be amended other than by an instrument in writing signed by SETI and EPIR.

(12)  The representations and warranties of the parties contained herein or in any other agreements or documents executed in connection herewith shall survive the Closing for a period of 12 months regardless of any investigation made at any time by any party.

(13)  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SIGNATURE PAGE

EPIR hereby agrees to purchase the number of SETI Shares, in exchange for the Investment Amount, as set forth below, and agrees to be bound by the terms and conditions of this Agreement.

EPIR

1.           Investment Amount:  [202,200 EPIR Shares]

2.           Number of SETI Shares Purchased:  [37,803,852 SETI Shares]

______________________________
Name:
Title:

______________________________
Tax ID number

ACCEPTED BY:

SETI

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Name:
Title:

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